Transamerica 10f-3 Equity Report January 2013




                                                                               Unit Price of
              Offering Date/                                                   Offering/Price
Fund           Trade Date     Issuer/Security   Cusip    Offering Type  Shares Paid Per Unit  Spread Total Price Paid
----          --------------  ---------------  --------- -------------  ------ -------------- ------ ----------------
Transamerica
  Partners-
  Balanced
  Portfolio















                               Zoetis, Inc.                   US
                1/31/2013      (ZTS) IPO       98978V10   Registered     900       $26.00     0.962      $23,400

                                                                          Total Price Paid
                                                                          by the Fund Plus
                                                            Total Shares  Total Price paid
              Underwriter From                              Purchased by For Same Securities
               Whom the Fund    Total Shares Total Size of   Investment   Purchased By the
Fund             Purchased        Offered    the Offering    Management   Same Sub-adviser   % of Offering
----          ----------------  ------------ -------------- ------------ ------------------- -------------
Transamerica                                                                                               JP Morgan/ BofA
  Partners-                                                                                                Merrill Lynch/
  Balanced                                                                                                 Morgan Stanley/
  Portfolio                                                                                                Barclays/ Citigroup/
                                                                                                           Credit Suisse/
                                                                                                           Deutsche Bank
                                                                                                           Securities/ Goldman,
                                                                                                           Sachs & Co./
                                                                                                           Guggenheim
                                                                                                           Securities/ Jeffries/
                                                                                                           BNP Paribus/ HSBC/
                                                                                                           Loop Capital
                                                                                                           Markets/ RBC Capital
                                                                                                           Markets/ The
                                                                                                           Williams Capital
                                                                                                           Group, LP/ UBS
                                                                                                           Investment Bank/
                                                                                                           Lebenthal Capital
                                                                                                           Markets/ Piper
               BofA Merrill                                                                                Jaffray/ Ramirez &
               Lynch             86,100,000  $2,238,600,000  1,634,300       $42,491,800         1.90%     Co., Inc.

Transamerica 10f-3 Equity Report February 2013

There were no 10f-3 equity transactions during February 2013.

Transamerica 10f-3 Equity Report March 2013

There were no 10f-3 equity transactions during March 2013.